UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2019

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	EW	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2019, Edwards Lifesciences Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

(i)	Proposal 1: All the nominees for director listed in Proposal 1 were elected to serve one-year terms ending in 2020 as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael A. Mussallem	163,597,124	6,152,175	388,283	17,111,715
Kieran T. Gallahue	169,168,869	809,951	158,762	17,111,715
Leslie S. Heisz	169,209,765	773,629	154,188	17,111,715
William J. Link, Ph.D.	163,559,537	6,421,590	156,455	17,111,715
Steven R. Loranger	166,551,948	3,429,471	156,163	17,111,715
Martha H. Marsh	167,035,795	2,955,657	146,130	17,111,715
Wesley W. von Schack	168,960,590	1,019,292	157,700	17,111,715
Nicholas J. Valeriani	166,581,727	3,402,894	152,961	17,111,715

(ii)	Proposal 2: The non-binding advisory proposal regarding compensation of Edwards’ named executive officers was approved/not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
161,354,536	8,377,540	405,506	17,111,715

(iii)

Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as Edwards’ independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved/not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
182,484,336	4,611,317	153,644	—

(iv)	Proposal 4: The non-binding advisory stockholder proposal regarding independent chair policy was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
37,295,749	132,448,356	393,477	17,111,715

Item 8.01. Other Events

Entry Into Accelerated Share Repurchase Agreement and New Share Repurchase Authorization

On May 2, 2019, the Company entered into an accelerated share repurchase agreement (“ASR”) to repurchase $150 million of the Company’s common stock. Under the terms of the ASR, the Company received approximately 672,000 shares. The final number of shares to be repurchased will be based on the volume-weighted average share price during the term of the agreement.

On May 8, 2019, the Board of Directors of Edwards Lifesciences authorized an additional $1 billion for repurchases of the Company’s outstanding shares of common stock. A total of $1.3 billion authorization remains under the Company’s share repurchase program.

This authorization enables the Company to repurchase shares to continue executing its capital allocation strategies. The Company may repurchase shares in the open market or in privately negotiated transactions. The timing and extent of any repurchase will depend upon market conditions, corporate requirements and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Vice President, Associate General Counsel, and Secretary